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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            METALLURG HOLDINGS, INC.


          METALLURG HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Metallurg Holdings, Inc. The date of filing of its Certificate of Incorporation with the Secretary of State was June 10, 1998.

          2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation to read in its entirety as follows:

          FIRST: The name of the corporation is Metallurg Holdings, Inc.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the city of Wilmington and the County of New Castle, Zip Code 19805. The name of its registered agent at such address is the Corporation Service Company.

          THIRD: The nature of the business to be conducted or promoted and the purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is 50,000 shares, of which 30,000 shares shall be Common Stock, $.01 par value ("Common Stock"), 10,000 shares shall be Series A Voting Convertible Preferred Stock, $.01 par value ("Series A Preferred Stock"), and 10,000 shares shall be Series B Non-Voting Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"). The Series A Preferred Stock and the Series B Preferred Stock are together referred to as the "Preferred Stock."

          The following is a statement of the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each class of capital stock of the corporation.

          A. COMMON STOCK.

              1. Dividend Rights. Dividends may be declared and paid on the Common Stock from funds legally available therefor as and when determined by the Board of Directors, subject in all cases to the rights and preferences of the holders of the Preferred Stock.

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              2.  Liquidation Rights. Subject to the rights and preferences of the holders of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (a "Liquidation"), the holders of Common Stock shall be entitled to receive all remaining assets of the corporation available for distribution to its stockholders, pro rata based on the number of shares of Common Stock held by them.

              3. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held, and shall be entitled to notice of any stockholders' meeting and to vote upon such matters as may be provided in the by-laws of the corporation, and as may be provided by law. Holders of Common Stock shall not be entitled to cumulate their votes for any purpose.

          B. PREFERRED STOCK. The terms of the Series A Preferred Stock and the Series B Preferred Stock are identical in all respects except with respect to voting rights, as set forth in Section 3 below.

              1. Dividend Rights. The holders of Preferred Stock shall be entitled to share in any dividends declared and paid upon or set aside for the Common Stock, pro rata in accordance with the number of shares of Common Stock into which such shares of Preferred Stock are then convertible.

              2. Liquidation. Upon any Liquidation, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of Preferred Stock shall be entitled to receive, out of the remaining assets of the corporation available for distribution to its stockholders, with respect to each share of Preferred Stock an amount equal to the sum of
                  (i) the Original Cost of such share and (ii) all declared but unpaid dividends payable with respect to such share under
                  Section 1 above before any distribution shall be made to the holders of the Common Stock. If upon any Liquidation, the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full amount to which they shall be entitled, the holders of Preferred Stock shall share in any distribution of such assets pro rata based on the number of shares of Preferred Stock held by them. "Original Cost" of any share of Preferred Stock means (A) $10,000 in the case of whole shares and (B) in the case of fractional shares, the product of such fraction and $10,000.

             3.   Voting Rights.

                  (a) In addition to the rights provided by applicable law or under paragraph (c) below, the holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect

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                      as such holders of Common Stock, voting together with
                      the holders of Common Stock as one class. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

                  (b) The holders of shares of Series B Preferred Stock
                      shall not be entitled to vote on any matters except as required by applicable law or under paragraph (c) below.

                  (c) Notwithstanding any other provision hereof, the
                      corporation shall not, without the affirmative consent or approval of the holders of at least 90% of the shares of Series A Preferred Stock and 90% of the shares of Series B Preferred Stock then outstanding, each voting separately as a class, in any manner alter or change the powers, preferences or rights, or qualifications, limitations or restrictions thereof, of the Series A Preferred Stock or the Series B Preferred Stock. The corporation shall not, without the affirmative consent or approval of the holders of at least two-thirds of the shares of Series A Preferred Stock and two-thirds of the shares of Series B Preferred Stock then outstanding, each voting separately as a class, amend this Certificate of Incorporation in a manner that adversely affects the holders of either the shares of Series A Preferred Stock or the shares of Series B Preferred Stock.

             4.   Optional Conversion.

                  (a) Upon the terms set forth in this Section, each holder
                      of shares of Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert all, but not less than all, of such holders' shares into the number of fully paid and nonassessable whole or fractional shares of Common Stock equal to the quotient obtained by dividing (i) the product of $10,000 and the number of shares of Preferred Stock being converted, by (ii) the Conversion Price (as defined below), as last adjusted and then in effect, by surrender of the certificates representing the shares of Preferred Stock to be converted. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Preferred Stock (the "Conversion Price") shall be $10,000, subject to adjustment as set forth below.

                  (b) The holder of any shares of Preferred Stock may
                      exercise the conversion right pursuant to paragraph (a) above by delivering to the corporation the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with

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                      address) in which the certificate or certificates for
                      the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date.

                  (c) The corporation shall reserve, and at all times from
                      and after the date of issuance of the Preferred Stock keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (d) If the number of shares of Common Stock outstanding
                      is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                  (e) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (f) In the event of any capital reorganization of the
                      corporation, any reclassification of the stock of the corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the

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                      corporation, each share of Preferred Stock shall after
                      such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the corporation or of the entity resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

             5.   Mandatory Conversion.

                  (a) Upon the consummation of an Initial Public Offering (as defined below), each share of Preferred Stock then outstanding shall, by virtue of and simultaneously with such consummation, be deemed automatically converted into the number of fully paid and nonassessable whole or fractional shares of Common Stock equal to the quotient obtained by dividing (i) $10,000 by (ii) the Conversion Price, as last adjusted and then in effect.

                  (b) As promptly as practicable after the date of
                      consummation of any Initial Public Offering and the delivery to the corporation of the certificate or certificates for the shares of Preferred Stock which have been converted, duly endorsed or assigned in blank to the corporation (if required by it), the corporation shall issue and deliver to or upon the written order of each holder of Preferred Stock, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of Common Stock of record on the date of consummation of such Initial Public Offering and on such date the shares of Preferred Stock shall cease to be outstanding and all rights with respect to the shares of Preferred Stock so converted shall terminate (except the right to receive shares of Common Stock issuable upon such conversion), whether or not the certificates representing such shares have been received by the corporation.

                  (c) "Initial Public Offering" means the consummation of the first public offering of Common Stock pursuant to a registration statement filed under the Securities Act of 1933.

          FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for creating, defining, limiting

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and regulating the powers of the corporation, the directors and the stockholders.

          A. In furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

          B. The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be personally liable to the corporation or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          C. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

          D. The corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section (D) of Article FIFTH shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

          SIXTH: Except as expressly provided in any agreement between any stockholder and the corporation, no holder of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the corporation or any additional

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stock to be issued by reason of any increase of the authorized capital stock of the corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issue of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the board of directors in the exercise of their discretion.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to the provisions of the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be from time to time designated by the board of directors or in the by-laws of the corporation.

          EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          3. This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the corporation, acting by unanimous written consent in lieu of meeting effective as of this date, pursuant to Sections 228 and 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its authorized officer as of the 13th day of October, 1998.




                                          METALLURG HOLDINGS, INC.


                                          By: /s/ Michael R. Holly
                                             ----------------------------------
                                             Name: Michael R. Holly
                                             Title: Vice President


Attested:


By: /s/ Diana Wechsler Kerekes
   -------------------------------
   Name: Diana Wechsler Kerekes
   Title: Secretary



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